[FEDDERS LOGO]	Fedders Corporation	Westgate Corporate Center 505 Martinsville Road
P.O. Box 813
Liberty Corner, NJ 07938
Fax 908/804-0715
Tel 908/804-8886
LIMITED POWER OF ATTORNEY
CONFIRMING STATEMENT
This Statement confirms that the undersigned, Herbert A. Morey, has authorized and designated Robert N. Edwards, Esq., Vice President and General Counsel of Fedders Corporation and an Attorney at Law of New Jersey, to execute and file on the undersigned’s behalf on Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions, in, securities of Fedders Corporation. The authority of Mr Edwards under this Statement shall continue until revoked in writing by the undersigned. The undersigned acknowledges that Mr. Edwards is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:	12/6/05	/s/ Herbert A. Morey